Exhibit 10.6

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of April 21, 2026 (the “Effective Date”) by and between SunPower Inc., a Delaware corporation (the “Company”), and the holder party hereto (the “Holder”).

RECITALS

A. The Holder is the beneficial and record owner of the aggregate principal amount of 7.0% Convertible Senior Notes due 2029 of the Company (the “7.0% Notes”) set forth on Schedule A (the “Exchanged Notes”).

B. Subject to the terms and conditions of this Agreement, the Holder and the Company wish to exchange the Exchanged Notes for shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”). Such exchange of the Exchanged Notes pursuant hereto is referred to as the “Exchange.”

C. The transactions under this Agreement have been privately and separately negotiated and agreed to between the Holder and the Company, and the agreements set forth herein are not contingent or conditioned upon any other transactions and are subject only to the satisfaction of the express conditions set forth in this Agreement.

D. The Exchange is being made in reliance upon the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. Subject to the terms and conditions set forth in this Agreement, at the Closing the Holder will assign, transfer and deliver to the Company all of its right, title and interest in and to the Exchanged Notes set forth on Schedule A free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), against issuance, delivery and payment to such Holder, which shall be in full satisfaction of all obligations of the Company under the Exchanged Notes of (i) the number of shares of Common Stock set forth on Schedule A (the “Exchange Shares”) and (ii) the cash payment set forth on Schedule A comprising the accrued but unpaid interest on the Exchanged Notes as of the Closing Date (the “Interest Payment”).

2. Closing and Closing Deliveries; Extinguishment of the Exchanged Notes.

2.1 Closing and Closing Deliverables. The closing of the Exchange (the “Closing”) shall take place at the offices of Arnold & Porter Kaye Scholer LLP, New York, New York, at 10:00 a.m., local time, on the date that is two Business Days (as defined in the Indenture) following the Effective Date, subject to the satisfaction or waiver of the conditions in Section 2.3, or such other date and/or location as the Holder and the Company may mutually agree. At the Closing:

(a) the Company shall: (i) deliver to the Holder written evidence of the issuance by the Company of the number of Exchange Shares set forth on Schedule A via book-entry delivery in accordance with the instructions received from the Holder; and (ii) pay to the Holder, by wire transfer of immediately available funds to such account as specified by the Holder, the Interest Payment in the amount set forth on Schedule A, without deduction or withholding of any amounts therefrom on account of taxes or otherwise; and

(b) (i) for any 7.0% Notes beneficially owned through a global note, the Holder shall effect by book entry, in accordance with the applicable procedures of The Depository Trust Company (“DTC”) and the instructions received from the Company, and (ii) for any 7.0% Notes held directly as physical notes, the holder shall effect, in accordance with the instructions received from the Company, the delivery to the Company (or its trustee or designee) of all of the Exchanged Notes set forth opposite the Holder’s name on Schedule A attached hereto and all other documents and instruments reasonably requested by the Company to effect the transfer of the Exchanged Notes to the Company and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens.

2.2 Extinguishment of the Exchanged Notes. Upon the consummation of the Exchange, the Company will tender the Exchanged Notes to U.S. Bank Trust Company, National Association (the “Trustee”), under the Indenture relating to the 7.0% Notes dated as of September 16, 2024, between the Company and the Trustee (the “Indenture”), for cancellation, and the Exchanged Notes surrendered hereunder shall be cancelled and shall be null and void, and any and all rights arising thereunder shall be extinguished and the Company shall no longer be required to reserve any shares of Common Stock for issuance upon conversion of the Exchanged Notes.

2.3 Closing Conditions. The obligations of the Holder and the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 3 (with respect to the Holder) and of the Holder contained in Section 4 (with respect to the Company) shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

3. Company Covenants, Representations and Warranties. The Company hereby covenants as follows and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, and all such covenants, representations and warranties shall survive the Closing in accordance with Section 6.11.

3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not reasonably be expected to have a material adverse effect on the Company or the business of the Company and its subsidiaries (a “Material Adverse Effect”).

3.2 Authorization; Binding Obligations. The Company has all requisite corporate power to execute and deliver this Agreement and to perform its obligations hereunder, including the consummation of the Exchange in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action by the Company and its Board of Directors, and no further filing, consent or authorization is required by the Company, the Company’s Board of Directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

3.3 Compliance with Other Instruments. The Company is not in, and the execution, delivery and performance of this Agreement by the Company will not result in, any violation of, conflict with or constitute, with or without the passage of time or giving of notice, a default under any term of (a) its certificate of incorporation or bylaws, all as amended and as currently in effect, (b) any provision of any mortgage, indenture or contract to which it is a party and by which it, any of its subsidiaries or any of their respective assets is bound or (c) any statute, rule, regulation, judgment, decree, order or writ, other than, in the case of clauses (b) and (c), such violations, conflicts or defaults as would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company will not result in the creation of any Lien upon any assets of the Company or its subsidiaries, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, or the business, operations, assets or properties of the Company or its subsidiaries. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated under this Agreement without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.4 Securities Law Exemption. Assuming the accuracy of the representations and warranties of the Holder contained in this Agreement, the offer and issuance by the Company of the Exchange Shares pursuant to this Agreement are exempt from registration under Section 3(a)(9) and Section 4(a)(2) of the Securities Act and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

3.5 Filings, Consents and Approvals. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or self-regulatory organization required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the issuance of the Exchange Shares have been obtained or made. No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the execution, delivery or performance of this Agreement, the issuance of the Exchange Shares or the completion of the Exchange.

3.6 Issuance of Exchange Shares. The Exchange Shares have been duly authorized by the Company and upon the issuance of the Exchange Shares in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all Liens with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and similar rights. At the Closing, the Exchange Shares shall be delivered in book-entry form by the Company’s transfer agent with the restrictive legend in the form attached as Exhibit A. The Company acknowledges and agrees that (a) the holding period of the Exchange Shares for purposes of Rule 144 promulgated under the Securities Act (“Rule 144”) may be tacked on to the holding period of the exchanged 7.00% Notes in the Exchange and (b) it will not take any position to the contrary. The Company has filed and submitted all reports, exhibits and files set forth in Rule 144(c)(1) promulgated under the Securities Act.

3.7 No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the offer and sale of the Exchange Shares in the Exchange under the Securities Act or require shareholder approval under the rules and regulations of the Nasdaq Stock Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Nasdaq Stock Market with the Exchange.

3.8 Public Filings. From January 1, 2025 to the date of this Agreement, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date of this Agreement, the Company is not in possession of any material non-public information other (a) than the terms of the transactions contemplated by this Agreement, any Additional Holder Agreements (as defined below), the Note Purchase Agreement (as defined below) and any note purchase agreements analogous to the Note Purchase Agreement that the Company has executed with other persons and (b) such material non-public information required to be disclosed pursuant to Section 3.9.

3.9 Securities Law Disclosure; Publicity. No later than 9:00 a.m. (New York City time) on the trading day immediately following the date of this Agreement (such date and time, the “Release Time”), the Company shall publicly disclose, via press release or Current Report on Form 8-K filed with the SEC, all material non-public information that was delivered to the Holder by the Company, its advisors or any person acting on behalf of the Company in connection with the transactions contemplated by this Agreement or that certain Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), between the Company and the Holder. After the Release Time, the Holder will not be under any contractual obligation to the Company to refrain from (a) disclosing the fact or the terms of the transactions contemplated by this Agreement or the Note Purchase Agreement or any other material non-public information required to be disclosed pursuant to this Section 3.9 or (b) using or trading on such information. The Company understands and acknowledges that the Holder and persons acting on its behalf will rely on the representations, warranties and covenants in this Section 3.9 in effecting transactions in the securities of the Company and of other persons. Without the prior written consent of the Holder (unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel), the Company shall not disclose (i) the name of the Holder in any filing or announcement or (ii) any information regarding the Holder’s holdings of securities of the Company or transactions in any securities of the Company at one of its prime brokers to any of the Holder’s other prime brokers or to any other person (other than the Company’s counsel, agents or representatives).

3.10 Legend Removal. If the Holder transfers any Exchange Shares pursuant to an effective registration statement or in compliance with Rule 144 and delivers to the Company a written request, which request, in the case of a transfer pursuant to Rule 144, certifies that the Holder is not, and has not been at any time during the preceding three months, an affiliate (as defined in Rule 144 under the Securities Act) of the Company, the Company shall (a) cause all restrictive legends associated with such Exchange Shares to be removed, and use its commercially reasonable efforts to cause such removal within two trading days of such request, and (b) use its commercially reasonable efforts to cause the transfer agent for the Exchange Shares to transfer such Exchange Shares to the Holder’s prime brokerage account without the requirement that the Holder deliver any ink-original or medallion stamped transfer or other forms.

3.11 Most Favored Nation. Prior to, concurrently with or following the execution of this Agreement, the Company may enter into one or more separate agreements with other beneficial owners of 7.0% Notes (the “Additional Holders”) for the exchange of additional 7.0% Notes for shares of Common Stock (the “Additional Holder Agreements”). In the event that the Company enters into one or more Additional Holder Agreements, the Company covenants, represents and warrants that the number of shares of Common Stock issued by the Company per $1,000 principal amount of 7.0% Notes exchanged by any such Additional Holder pursuant to the applicable Additional Holder Agreement is not and will not be greater than the number of Exchange Shares issued by the Company per $1,000 principal amount of Exchanged Notes pursuant to this Agreement.

4. Holder’s Representations and Warranties. The Holder hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such representations and warranties shall survive the Closing in accordance with Section 6.11:

4.1 Organization. The Holder is duly organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted in all material respects and to own its material properties.

4.2 Authorization; Binding Obligations. The Holder has the requisite right, power and authority to enter into this Agreement and to consummate the transactions in accordance with the terms of this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the Exchange have been duly authorized by all necessary action by the Holder, and no further filing, consent or authorization is required by the Holder, its board of directors, board of managers (or similar governing board) or its equity holders. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Holder, and it constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

4.3 No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the Exchange will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the Holder’s Certificate of Incorporation or the Holder’s Bylaws (or other governing documents), all as amended and in effect on the date hereof, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Holder or any of its respective assets or properties, or (c) any agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of their respective assets or properties is subject, except, in the case of clause (b) or (c) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the authority or the ability of the Holder to perform its obligations under this Agreement.

4.4 Filings, Consents and Approvals. The Holder is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Holder of this Agreement, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained by the Holder, on or prior to the Closing and filings and consents the absence of which would not reasonably be expected to have a material adverse effect on the authority or the ability of the Holder to perform its obligations under this Agreement.

4.5 Beneficial Owner and Title. The Holder is the legal and beneficial owner of the Exchanged Notes; the Holder has good and marketable title to the Exchanged Notes, free and clear of any Liens (other than Liens in connection with prime brokerage relationships, which will be released at or before the Closing); and at the Closing, the Holder will convey to the Company good and marketable title to the Exchanged Notes surrendered by the Holder in their entirety in connection with the Exchange, free and clear of any Liens.

4.6 Securities Representations.

(a) The Holder is not, and has not been for a preceding three months, an affiliate (as defined in Rule 144 under the Securities Act) of the Company. To its knowledge, the Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an affiliate of the Company.

(b) The Holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of the Exchange. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of its investment.

(c) The Holder is acquiring the Exchange Shares for its own account for investment without a view towards distribution thereof. The Holder has not engaged in any illegal actions in connection with the Exchange, including any violation of applicable securities laws governing confidential information. The Holder agrees not to reoffer or resell the Exchange Shares except pursuant to an exemption from registration under the Act or pursuant to an effective registration statement thereunder.

4.7 Reliance on Exemptions. The Holder understands that the Exchange Shares are being offered in the Exchange in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.

4.8 Disclosure of Information; Consultation with Counsel and Advisors. The Holder has access to (including through the EDGAR system) and has had an opportunity to review the Annual Reports, Quarterly Reports, Current Reports, Proxy Statements and other filings and submissions made by the Company with the SEC, including the “Risk Factors” contained therein. The Holder acknowledges, confirms and agrees that: (a) the Holder is a sophisticated institutional investor that is willing and able to conduct, and has conducted, a thorough investigation of the Exchange Shares, the Company and the business and financial position of the Company and its Subsidiaries (the “Company Business”), (b) no prospectus, offering document or other disclosure document has been or will be prepared in connection with the Exchange and the transactions under this Agreement, (c) the Holder has or has requested access to (including through the EDGAR system), and has had sufficient opportunity to evaluate, all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement and to participate in the Exchange, including such information with respect to the Company and the Company Business, (d) neither the Company nor its representatives or advisors are responsible for any due diligence investigation on the Holder’s behalf, the advisability of the Exchange or any information or document delivered in connection with this Agreement (including, without limitation, with respect to the Company Business) other than the SEC Documents, (e) the Holder is not relying upon any representations, expressed or implied, with respect to the transactions contemplated by this Agreement, including the Exchange, except those expressly set forth in Section 3 of this Agreement, (f) the Holder has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the Exchange and the risks associated with an investment in the Exchange Shares (including, without limitation, with respect to the Company Business), (g) the Holder has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) the Holder is acquiring the Exchange Shares with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and the Holder is capable of and willing to assume those risks. The Holder further represents that it is acting as principal in the Exchange of the Exchanged Notes. The Holder has been represented by such legal and tax counsel and other counsel and advisors selected by the Holder as the Holder has found necessary to consult concerning this transaction, to review and evaluate the tax, economic and other ramifications of the Exchange, including, without limitation, whether the Exchange will result in any adverse tax consequences to the Holder.

4.9 Proceedings. The Holder knows of no proceedings relating to the Exchanged Notes that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect the completion of the Exchange.

4.10 Tax Consequences. The Holder acknowledges that the Exchange may involve tax consequences to the Holder, and that the contents of this Agreement do not constitute tax advice. The Holder acknowledges that it has not relied on and will not rely upon the Company with respect to any tax consequences related to the Exchange. The Holder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with its beneficial ownership of the Exchanged Notes or the Exchange.

4.11 Full Satisfaction of Obligations. The Holder acknowledges that upon the full issuance of the Exchange Shares and payment of the Interest Payment, the obligations of the Company to the Holder under the Exchanged Notes shall have been satisfied in full.

5. Registration Rights.

5.1 The Company agrees that, on or before May 15, 2026 (the “Filing Date”), the Company will file with the SEC, at the Company’s sole cost and expense, a registration statement for a shelf registration on Form S-1 (or Form S-3, if the Company is eligible to use Form S-3) (in either case, the “Registration Statement”), registering the resale of the Exchange Shares held by the Holder as of two Business Days prior to such filing (such shares of Common Stock issuable upon the conversion of such Notes, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Holder furnishing a completed and executed selling securityholder questionnaire in customary form to the Company that contains the information required by SEC rules for a Registration Statement regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling securityholder in similar situations. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this section. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares of Common Stock proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Common Stock by the applicable securityholder or otherwise, such Registration Statement shall register for resale such number of shares of Common Stock which is equal to the maximum number of shares of Common Stock as is permitted by the SEC. In such event, the number of shares of Common Stock to be registered for each selling securityholder named in the Registration Statement shall be reduced pro rata among all such selling securityholders. Unless required under applicable laws and SEC rules, in no event shall the Holder be identified as a statutory underwriter in the Registration Statement; provided, that if the Holder is required to be so identified as a statutory underwriter in the Registration Statement, the Holder will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

5.2 The Company shall use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Holder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Holder ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by the Holder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

5.3 Notwithstanding anything herein to the contrary, the Company may suspend the use of any prospectus (a “Prospectus”) included in any Registration Statement contemplated by this Section in the event that the Company’s Board of Directors determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company’s Board of Directors, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Registration Delay”); provided, that the Company shall promptly (a) notify the Holder in writing of the commencement of and the reasons for an Allowed Registration Delay, but shall not (without the prior written consent of the Holder) disclose to the Holder any material non-public information giving rise to an Allowed Registration Delay, (b) advise the Holder in writing to cease all sales under the Registration Statement until the end of the Allowed Registration Delay and (c) use commercially reasonable efforts to terminate an Allowed Registration Delay as promptly as practicable.

5.4 If the Company does not file a Registration Statement with the SEC covering the Registrable Securities on or prior to the Filing Date (other than as a result of an Allowed Registration Delay), the Company will make up to two payments to the Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the product of (a) the number of Exchange Shares that may not be sold without restriction under Rule 144 multiplied by (b) $1.13 per share, for each 30-day period or pro rata for any portion thereof following the Filing Date for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Purchaser’s exclusive monetary remedy for the Company’s breach of Section 5.1 (a) only, but shall not affect the right of the Purchaser to seek injunctive relief. Such payments shall be made to the Purchaser in cash no later than 10 Business Days after the end of each 30-day period referred to above.

6. Miscellaneous Provisions.

6.1 Fees and Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement and the Exchange, including all fees and expenses of legal counsel, accountants, financial advisors, agents and representatives.

6.2 Entire Agreement. This Agreement, together with its exhibits and schedules, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day (provided that in either case, except for written requests delivered pursuant to Section 3.10, it is followed promptly by a confirming copy of the notice given via another authorized means for that recipient); (c) five (5) days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid; (d) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery to a U.S. address, with written verification of receipt; or (e) three (3) Business Days after deposit with an internationally recognized expedited delivery services company, freight prepaid for delivery to a non-U.S. address, specifying next available Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.4. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019, Attention: Michael Penney.

6.5 Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.8 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Holder and the Company and their respective successors, permitted assigns and legal representations, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision contained in this Agreement, this Agreement and all conditions and provisions hereof being intended to be and being the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of the Exchanged Notes from the Holder shall be deemed a successor because of such purchase. No party to this Agreement may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto.

6.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.11 Survival. The representations, warranties and covenants of the Company and the Holder contained herein and this Section 6 shall survive the Closing.

6.12 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the City and County of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.14 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Exchange Agreement as of the date set forth on the first page of this Exchange Agreement.

COMPANY:

SUNPOWER INC.

By:
	Name:	Thurman J. Rodgers
	Title:	Chief Executive Officer

Notice Address:

1403 N. Research Way

Orem, UT 84097

Attn: Nicolas Wenker, Chief Legal Officer and General Counsel

Email: [***]

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have executed this Exchange Agreement as of the date set forth on the first page of this Exchange Agreement.

HOLDER:

[__]

By:
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A

FORM OF RESTRICTIVE LEGEND

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.